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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-60266) pertaining to the Chicago Mercantile Exchange Holdings Inc. Amended and Restated Omnibus Stock Plan of our report dated August 30, 2002, with respect to the consolidated financial statements and schedules of Chicago Mercantile Exchange Holdings Inc. included in the Annual Report (Form 10-K/A - Amendment No. 2) for the year ended December 31, 2001.

/s/ Ernst & Young LLP.
Chicago, Illinois
September 26, 2002

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  Exhibit 23.1
Consent of Independent Auditors